Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2009 (September 17, 2009 as to Note 13) relating to our audit of the consolidated financial statements of Vitacost.com, Inc. (the “Company”) appearing in the Prospectus dated September 23, 2009 filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-143926 on Form S-1.

/s/ MCGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
January 13, 2010

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